Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Steve Filton
	Chief Financial Officer	October 27, 2008
610-768-3300

UNIVERSAL HEALTH SERVICES, INC. REPORTS

2008 THIRD QUARTER RESULTS

Consolidated Results of Operations:

KING OF PRUSSIA, PA – Universal Health Services, Inc. (NYSE: UHS) announced today that its net income was $37.0 million, or $.73 per diluted share, during the third quarter ended September 30, 2008, representing a 14% increase over the adjusted net income per diluted share earned during the third quarter of 2007, as discussed below. Net income was $152.9 million, or $3.00 per diluted share, during the nine-month period ended September 30, 2008, representing a 29% increase over the adjusted net income per diluted share earned during nine-month period ended September 30, 2007.

Reported net income was $28.9 million, or $.54 per diluted share, during the three-month period ended September 30, 2007 and $130.4 million, or $2.43 per diluted share, during the nine-month period ended September 30, 2007. After adjusting our 2007 results for the items indicated on the attached Schedules of Non-GAAP Supplemental Consolidated Statements of Income Information (“Supplemental Schedule”), our adjusted net income was $34.1 million, or $.64 per diluted share, during the third quarter of 2007 and $124.7 million, or $2.32 per diluted share, during the nine-month period ended September 30, 2007. As indicated on the Supplemental Schedules, the combined net impact of the various favorable and unfavorable items included in our net income during the 2007 periods amounted to: (i) an unfavorable $5.3 million, or $.10 per diluted share, during the three-month period ended September 30, 2007, and; (ii) a favorable $5.8 million, or $.11 per diluted share, during the nine-month period ended September 30, 2007.

Net revenues increased 7% to $1.24 billion during the third quarter of 2008 as compared to $1.16 billion during the third quarter of 2007. Net revenues increased 8% to $3.79 billion during the nine-month period ended September 30, 2008 as compared to $3.51 billion during the nine-month period ended September 30, 2007.

Acute Care Services:

At our acute care hospitals owned during both periods (“same facility basis”), inpatient admissions decreased 0.8% and patient days decreased 1.9% during the third quarter of 2008 as compared to the third quarter of 2007. On a same facility basis, net revenues at our acute care facilities increased 2.5% during the third quarter of 2008 as compared to the comparable prior year quarter. Net revenue per adjusted admission at these facilities increased 3.7% during the third quarter of 2008 over the comparable prior year quarter. On a same facility basis, the operating margin (net revenues less salaries, wages and benefits, other operating expenses, supplies expense and provision for doubtful accounts) at our acute care hospitals decreased to 11.8% during the third quarter of 2008 as compared to 12.6% during the third quarter of 2007.

On a same facility basis, inpatient admissions at our acute care facilities increased 0.2% and patient days increased 0.6% during the nine-month period ended September 30, 2008 as compared to the comparable period of the prior year. Net revenues at these facilities increased 5.6% during the nine-month period ended September 30, 2008 as compared to the comparable prior year period. Net revenue per adjusted admission at these facilities increased 5.3% during the nine-month period ended September 30, 2008 over the comparable prior year period. On a same facility basis, the operating margin at our acute care hospitals increased to 14.7% during the first nine months of 2008 as compared to 13.7% during the comparable nine months of 2007.

We provide care to patients who meet certain financial or economic criteria without charge or at amounts substantially less than our established rates. Because we do not pursue collection of amounts determined to qualify as charity care, they are not reported in net revenues or in accounts receivable, net. Our acute care hospitals provided charity care and uninsured discounts, based on charges at established rates, amounting to $154 million and $148 million during the three-month periods ended September 30, 2008 and 2007, respectively, and $451 million and $422 million during the nine-month periods ended September 30, 2008 and 2007, respectively.

Behavioral Health Care Services:

At our behavioral health facilities, on a same facility basis, inpatient admissions increased 8.5% and patient days increased 3.9% during the third quarter of 2008 as compared to the third quarter of 2007. On a same facility basis, net revenues at our behavioral health facilities increased 9.5% during the third quarter of 2008 as compared to the comparable prior year quarter. Net revenue per adjusted patient day at these facilities increased 5.3% during the third quarter of 2008 as compared to the comparable quarter of the prior year. The operating margin at our behavioral health facilities owned during both periods increased to 23.7% during the third quarter of 2008 as compared to 22.3% during the third quarter of 2007.

On a same facility basis, inpatient admissions increased 8.3% and patient days increased 4.4% during the first nine months of 2008 over the comparable prior year period. On a same facility basis, net revenues at our behavioral health facilities increased 8.8% during the nine-month period ended September 30, 2008 as compared to the comparable period of the prior year. Net revenue per adjusted patient day at these facilities increased 4.5% during the nine-month period ended September 30, 2008 over the comparable period of the prior year. The operating margin at our behavioral health facilities owned during both periods increased to 24.1% during the first nine months of 2008 as compared to 23.2% during the comparable period of the prior year.

Other Matters:

As previously announced, we entered into a definitive agreement to sell Central Montgomery Medical Center, a 125-bed acute care hospital located in Lansdale, Pennsylvania. The sale, which is subject to customary regulatory approval, is scheduled to close by early November, 2008. The operating results of this facility are reflected as “Income/(loss) from discontinued operations, net of income taxes”, on the Consolidated Statements of Income for the three and nine-month periods ended September 30, 2008 and 2007. The assets and liabilities of this facility are reflected as “current/long-term assets held for sale” and “current liabilities held for sale” on the Consolidated Balance Sheet as of September 30, 2008.

Conference Call Information:

We will hold a conference call for investors and analysts at 9:00 a.m. eastern time on October 28, 2008. The dial-in number is 1-877-648-7971. A digital recording of the conference call will be available two hours after the completion of the conference call on October 28, 2008 and will continue through midnight on November 11, 2008. The recording can be accessed by calling 1-800-642-1687 and entering the conference ID number 68544706. This call will also be available live over the internet at our web site at www.uhsinc.com. It will also be distributed over CCBN’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN’s individual investor center at http://www.companyboardroom.com or by visiting any of the investor sites in CCBN’s Individual Investor Network. Institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents (www.streetevents.com).

General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures:

Universal Health Services, Inc. is one of the nation’s largest hospital companies, operating acute care and behavioral health hospitals and ambulatory centers nationwide and in Puerto Rico. It acts as the advisor to Universal Health Realty Income Trust, a real estate investment trust (NYSE:UHT). For additional information on the Company, visit our web site: http://www.uhsinc.com.

This press release contains forward-looking statements based on current management expectations. Numerous factors, including those disclosed herein, those related to healthcare industry trends and those detailed in our filings with the Securities and Exchange Commission (as set forth in Item 1A-Risk Factors in our Form 10-K for the year ended December 31, 2007 and in Item 2-Forward-Looking Statements and Risk Factors in our Form 10-Q for the quarterly period ended June 30, 2008), may cause results to differ materially from those anticipated in the forward-looking statements. Many of the factors that will determine our future results are beyond our capability to control or predict. These statements are subject to risks and uncertainties and therefore actual results may differ materially. Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

We believe that operating income, operating margin, adjusted income from continuing operations, adjusted income from continuing operations per diluted share, adjusted net income, adjusted net income per diluted share and earnings before interest, taxes, depreciation and amortization (“EBITDA”), which are non-GAAP financial measures (“GAAP” is Generally Accepted Accounting Principles in the United States of America), are helpful to our investors as measures of our operating performance. In addition, we believe that it is helpful to our investors to present, compare and discuss our financial results after the effect of items that are nonrecurring or non-operational in nature has been neutralized. Such items include, but are not limited to, gains on sales of assets and businesses, adjustments to reserves for self-insured claims, reserves for legal judgments, lawsuits and other settlements and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. To obtain a complete understanding of our financial performance these measures should be examined in connection with net income, determined in accordance with GAAP, as presented in the condensed consolidated financial statements and notes thereto in this report or in our other filings with the Securities and Exchange Commission including our Report on Form 10-K for the year ended December 31, 2007 and Report on Form 10-Q for the quarterly period ended June 30, 2008. Since the items included or excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be alternatives to net income as a measure of our operating performance or profitability. Since these measures, as presented, are not determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable to other similarly titled measures of other companies. Investors are encouraged to use GAAP measures when evaluating our financial performance.

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Universal Health Services, Inc.

Consolidated Statements of Income

(in thousands, except per share amounts)

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2008	2007	2008	2007
Net revenues	$1,244,462	$1,163,605	$3,785,015	$3,505,813

Operating charges:
Salaries, wages and benefits	530,858	502,361	1,600,514	1,494,553
Other operating expenses	269,299	261,637	777,257	737,240
Supplies expense	170,743	160,190	524,246	499,930
Provision for doubtful accounts	125,003	108,639	365,446	308,363
Depreciation and amortization	48,465	45,898	142,544	133,343
Lease and rental expense	17,600	17,838	53,021	50,405
Hurricane related expenses, net	—	82	—	707

	1,161,968	1,096,645	3,463,028	3,224,541

Income before interest expense, minority interests and income taxes	82,494	66,960	321,987	281,272

Interest expense, net	13,419	12,881	40,147	38,643
Minority interests in earnings of consolidated entities	9,316	9,784	34,022	32,651

Income before income taxes	59,759	44,295	247,818	209,978
Provision for income taxes	22,536	14,961	95,352	79,177

Income from continuing operations	37,223	29,334	152,466	130,801

(Loss) income from discontinued operations, net of income taxes	(226)	(480)	434	(368)

Net income	$36,997	$28,854	$152,900	$130,433

Basic earnings per share:
From continuing operations	$0.73	$0.55	$3.00	$2.45
From discontinued operations	0.00	(0.01)	0.01	(0.01)

Total basic earnings per share	$0.73	$0.54	$3.01	$2.44

Diluted earnings per share:
From continuing operations	$0.73	$0.55	$2.99	$2.44
From discontinued operations	0.00	(0.01)	0.01	(0.01)

Total diluted earnings per share	$0.73	$0.54	$3.00	$2.43

Weighted average number of common shares	50,544	53,481	50,812	53,491
Other share equivalents	217	148	157	190

Weighted average number of common shares and equiv.-diluted	50,761	53,629	50,969	53,681

Universal Health Services, Inc.

Schedule of Non-GAAP Supplemental Consolidated Statements of Income Information (“Supplemental Schedule”)

For the three months ended September 30, 2008 and 2007

(in thousands, except per share amounts)

(unaudited)

	Three months ended September 30, 2008		Three months ended September 30, 2007
Net revenues	$1,244,462	100.0%	$1,163,605	100.0%

Operating charges:
Salaries, wages and benefits	530,858	42.7%	502,361	43.2%
Other operating expenses	269,299	21.6%	261,637	22.5%
Supplies expense	170,743	13.7%	160,190	13.8%
Provision for doubtful accounts	125,003	10.0%	108,639	9.3%

	1,095,903	88.1%	1,032,827	88.8%

Operating income/margin	148,559	11.9%	130,778	11.2%

Lease and rental expense	17,600		17,838
Minority interests in earnings of consolidated entities	9,316		9,784

Earnings before hurricane related expenses, depreciation and amortization, interest expense, and income taxes (“EBITDA”)	121,643		103,156
Hurricane related expenses, net	—		82
Depreciation and amortization	48,465		45,898
Interest expense, net	13,419		12,881

Income before income taxes	59,759		44,295
Provision for income taxes	22,536		14,961

Income from continuing operations	37,223		29,334
Income (loss) from discontinued operations, net of income taxes	(226)		(480)

Net income	$36,997		$28,854

	Three months ended September 30, 2008		Three months ended September 30, 2007
	Amount	Per Diluted Share	Amount	Per Diluted Share
Calculation of Adjusted Income from Continuing Operations
Income from continuing operations	$37,223	$0.73	$29,334	$0.55
Plus/minus adjustments:
Gains, legal judgment, write-down of investments in joint-ventures and hurricane related expense, net of income taxes	—	—	3,945	0.07
Unfavorable prior period effect of Texas Medicaid supplemental payments and cost report settlements, net of income taxes	—	—	3,399	0.07
Favorable tax reserve adjustment	—	—	(2,079)	(0.04)

Subtotal after-tax adjustments to income from continuing operations	—	—	5,265	0.10

Adjusted income from continuing operations	$37,223	$0.73	$34,599	$0.65

Calculation of Adjusted Net Income
Net income	$36,997	$0.73	$28,854	$0.54
After-tax adjustments to income from continuing operations, as indicated above	—	—	5,265	0.10

Adjusted net income	$36,997	$0.73	$34,119	$0.64

Universal Health Services, Inc.

Schedule of Non-GAAP Supplemental Consolidated Statements of Income Information (“Supplemental Schedule”)

For the nine months ended September 30, 2008 and 2007

(in thousands, except per share amounts)

(unaudited)

	Nine months ended September 30, 2008		Nine months ended September 30, 2007
Net revenues	$3,785,015	100.0%	$3,505,813	100.0%

Operating charges:
Salaries, wages and benefits	1,600,514	42.3%	1,494,553	42.6%
Other operating expenses	777,257	20.5%	737,240	21.0%
Supplies expense	524,246	13.9%	499,930	14.3%
Provision for doubtful accounts	365,446	9.7%	308,363	8.8%

	3,267,463	86.3%	3,040,086	86.7%

Operating income/margin	517,552	13.7%	465,727	13.3%

Lease and rental expense	53,021		50,405
Minority interests in earnings of consolidated entities	34,022		32,651

Earnings before hurricane related expenses, depreciation and amortization, interest expense, and income taxes (“EBITDA”)	430,509		382,671

Hurricane related expenses, net	—		707
Depreciation and amortization	142,544		133,343
Interest expense, net	40,147		38,643

Income before income taxes	247,818		209,978
Provision for income taxes	95,352		79,177

Income from continuing operations	152,466		130,801
Income (loss) from discontinued operations, net of income taxes	434		(368)

Net income	$152,900		$130,433

	Nine months ended September 30, 2008		Nine months ended September 30, 2007
	Amount	Per Diluted Share	Amount	Per Diluted Share
Calculation of Adjusted Income from Continuing Operations
Income from continuing operations	$152,466	$2.99	$130,801	$2.44
Plus/minus adjustments:
Reduction of reserve for professional and general liability self-insured claims, net of minority interests and income taxes	—	—	(10,045)	(0.19)
Unfavorable prior period effect of Texas Medicaid supplemental payments and cost report settlements, net of income taxes	—	—	3,399	0.07
Gains, legal judgment, write-down of investments in joint-ventures and hurricane related expense, net of income taxes	—	—	2,975	0.05
Favorable tax reserve adjustment	—	—	(2,079)	(0.04)

Subtotal after-tax adjustments to income from continuing operations	—	—	(5,750)	(0.11)

Adjusted income from continuing operations	$152,466	$2.99	$125,051	$2.33

Calculation of Adjusted Net Income
Net income	$152,900	$3.00	$130,433	$2.43
After-tax adjustments to income from continuing operations, as indicated above	—	—	(5,750)	(0.11)

Adjusted net income	$152,900	$3.00	$124,683	$2.32

Universal Health Services, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 30, 2008	December 31, 2007
Assets:
Cash and cash equivalents	$7,805	$16,354
Accounts receivable, net	628,973	627,186
Other current assets	130,151	131,307
Current assets held for sale	10,871	—
Property, plant and equipment, net	2,015,290	1,933,916
Other assets	874,659	899,894
Other non current assets held for sale	30,587	—

Total Assets	$3,698,336	$3,608,657

Liabilities and Stockholders’ Equity:
Current portion of long-term debt	$8,260	$3,116
Other current liabilities	553,762	484,595
Current liabilities held for sale	4,221	—
Other noncurrent liabilities	362,421	344,755
Long-term debt	935,461	1,008,786
Deferred income taxes	35,342	40,022
Minority interests	232,555	210,184
Stockholders’ equity	1,566,314	1,517,199

Total Liabilities and Stockholders’ Equity	$3,698,336	$3,608,657

Universal Health Services, Inc.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Nine months ended September 30,
	2008	2007
Cash Flows from Operating Activities:
Net income	$152,900	$130,433
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation & amortization	144,711	135,417
Changes in assets & liabilities, net of effects from acquisitions and dispositions:
Accounts receivable	(7,796)	(17,359)
Construction management receivable	(1,674)	—
Accrued interest	11,290	9,055
Accrued and deferred income taxes	(3,418)	(6,374)
Other working capital accounts	35,941	47,558
Other assets and deferred charges	16,317	37
Other	12,347	2,723
Minority interest in earnings of consolidated entities, net of distributions	15,209	9,041
Accrued insurance expense, net of commercial premiums paid	58,127	45,275
Payments made in settlement of self-insurance claims	(38,011)	(33,025)

Net cash provided by operating activities	395,943	322,781

Cash Flows from Investing Activities:
Property and equipment additions, net of disposals	(239,880)	(263,366)
Proceeds received from sale of assets	32,634	5,268
Settlement proceeds received related to prior year acquisition, net of expenses	1,539	—
Investment in joint-venture	(1,270)	—
Acquisition of assets and businesses	(14,775)	(103,159)
Purchase of minority ownership interest in majority owned business	(1,058)	(14,762)

Net cash used in investing activities	(222,810)	(376,019)

Cash Flows from Financing Activities:
Additional borrowings, net of financing costs	150,155	169,852
Reduction of long-term debt	(219,311)	(103,846)
Repurchase of common shares	(104,436)	(14,386)
Dividends paid	(12,147)	(12,917)
Issuance of common stock	1,751	1,041
Capital contributions from minority member	2,306	12,129

Net cash (used in) provided by financing activities	(181,682)	51,873

Decrease in cash and cash equivalents	(8,549)	(1,365)
Cash and cash equivalents, beginning of period	16,354	14,939

Cash and cash equivalents, end of period	$7,805	$13,574

Supplemental Disclosures of Cash Flow Information:
Interest paid	$34,198	$35,991

Income taxes paid, net of refunds	$97,907	$83,894

Universal Health Services, Inc.

Supplemental Statistical Information

(un-audited)

Same Facility:

	% Change Quarter Ended 9/30/2008	% Change 9 months ended 9/30/2008
Acute Care Hospitals
Revenues	2.5%	5.6%
Adjusted Admissions	-1.1%	0.3%
Adjusted Patient Days	-2.2%	0.6%
Revenue Per Adjusted Admission	3.7%	5.3%
Revenue Per Adjusted Patient Day	4.8%	5.0%

Behavioral Health Hospitals
Revenues	9.5%	8.8%
Adjusted Admissions	8.5%	8.1%
Adjusted Patient Days	4.0%	4.1%
Revenue Per Adjusted Admission	0.9%	0.7%
Revenue Per Adjusted Patient Day	5.3%	4.5%

UHS Consolidated

	Third Quarter Ended		Nine months Ended
	9/30/2008	9/30/2007	9/30/2008	9/30/2007
Revenues	$1,244,462	$1,163,605	$3,785,015	$3,505,813
EBITDA (1)	121,643	103,156	430,509	382,671
EBITDA Margin (1)	9.8%	8.9%	11.4%	10.9%

Cash Flow From Operations	197,477	163,805	395,943	322,781
Days Sales Outstanding	46	49	46	49
Capital Expenditures	83,818	78,779	239,880	263,366

Debt			943,721	903,957
Shareholders Equity			1,566,314	1,534,839
Debt / Total Capitalization			37.6%	37.1%
Debt / EBITDA (2)			1.69	1.85
Debt / Cash From Operations (2)			2.24	3.74

Acute Care EBITDAR Margin (3) (4)	11.7%	11.6%	14.2%	13.9%
Behavioral Health EBITDAR Margin (3) (4)	23.0%	21.4%	23.5%	23.0%

(1)	Net of Minority Interest
(2)	Latest 4 quarters
(3)	Before Corporate overhead allocation and minority interest
(4)	Excluding discontinued operations

UNIVERSAL HEALTH SERVICES, INC.

SELECTED HOSPITAL STATISTICS

FOR THE THREE MONTHS ENDED

SEPTEMBER 30, 2008

AS REPORTED:

	ACUTE (1)			BEHAVIORAL HEALTH
	09/30/08	09/30/07	% change	09/30/08	09/30/07	% change
Hospitals owned and leased	22	21	4.8%	83	85	-2.4%
Average licensed beds	5,450	5,292	3.0%	7,618	7,485	1.8%
Patient days	286,547	285,505	0.4%	519,362	506,466	2.5%
Average daily census	3,114.6	3,103.3	0.4%	5,645.2	5,505.1	2.5%
Occupancy-licensed beds	57.1%	58.6%	-2.5%	74.1%	73.5%	0.8%
Admissions	64,738	63,448	2.0%	32,786	30,156	8.7%
Length of stay	4.4	4.5	-1.6%	15.8	16.8	-5.7%

Inpatient revenue	$2,259,640	$2,044,147	10.5%	$488,986	$452,223	8.1%
Outpatient revenue	917,982	858,313	7.0%	61,358	54,470	12.6%
Total patient revenue	3,177,622	2,902,460	9.5%	550,344	506,693	8.6%
Other revenue	18,027	15,313	17.7%	8,183	7,476	9.5%
Gross hospital revenue	3,195,649	2,917,773	9.5%	558,527	514,169	8.6%
Total deductions	2,296,319	2,071,179	10.9%	247,695	229,156	8.1%
Net hospital revenue	$899,330	$846,594	6.2%	$310,832	$285,013	9.1%

SAME FACILITY:

	ACUTE (2)			BEHAVIORAL HEALTH (3)
	09/30/08	09/30/07	% change	09/30/08	09/30/07	% change
Hospitals owned and leased	21	21	0.0%	81	81	0.0%
Average licensed beds	5,285	5,292	-0.1%	7,455	7,266	2.6%
Patient days	280,020	285,531	-1.9%	509,708	490,388	3.9%
Average daily census	3,043.7	3,103.6	-1.9%	5,540.3	5,330.3	3.9%
Occupancy-licensed beds	57.6%	58.6%	-1.8%	74.3%	73.4%	1.3%
Admissions	62,912	63,448	-0.8%	32,599	30,041	8.5%
Length of stay	4.5	4.5	-1.1%	15.6	16.3	-4.2%

(1)	Acute care hospitals located in New Orleans and discontinued operations are excluded in 2007 and 2008.
(2)	Acute care hospitals located in New Orleans, discontinued operations and Centennial Hills Hospital are excluded in current and prior years.
(3)	Casa de Lago, Central Florida, Summit Ridge Hospital and Shenandoah Valley are excluded in both current and prior years. Highlands Behavioral is included in both current and prior years from March 1st through year to date. Dover Behavioral is included in both current and prior years from May 1st through year to date. Foundations Behavioral is included in both current and prior years from July 1st through year to date. Cottonwood Treatment is included in both current and prior years from August 1st through year to date. Broad Horizons, Highlander RTC, Midwest Youth and Vista Group Homes are excluded in both current and prior years from July 1st through year to date.

UNIVERSAL HEALTH SERVICES, INC.

SELECTED HOSPITAL STATISTICS

FOR THE NINE MONTHS ENDED

SEPTEMBER 30, 2008

AS REPORTED:

	ACUTE (1)			BEHAVIORAL HEALTH
	09/30/08	09/30/07	% change	09/30/08	09/30/07	% change
Hospitals owned and leased	22	21	4.8%	83	85	-2.4%
Average licensed beds	5,452	5,292	3.0%	7,629	7,269	5.0%
Patient days	892,689	869,860	2.6%	1,580,086	1,489,301	6.1%
Average daily census	3,258.0	3,186.3	2.2%	5,766.7	5,455.3	5.7%
Occupancy-licensed beds	59.8%	60.2%	-0.8%	75.6%	75.0%	0.7%
Admissions	198,685	193,589	2.6%	98,228	89,268	10.0%
Length of stay	4.5	4.5	-0.2%	16.1	16.8	-4.2%

Inpatient revenue	$6,999,680	$6,299,927	11.1%	$1,467,036	$1,339,098	9.6%
Outpatient revenue	2,748,382	2,532,815	8.5%	193,281	173,558	11.4%
Total patient revenue	9,748,062	8,832,742	10.4%	1,660,317	1,512,656	9.8%
Other revenue	55,741	43,780	27.3%	26,234	21,938	19.6%
Gross hospital revenue	9,803,803	8,876,522	10.4%	1,686,551	1,534,594	9.9%

Total deductions	7,027,440	6,317,760	11.2%	745,545	687,016	8.5%

Net hospital revenue	$2,776,363	$2,558,762	8.5%	$941,006	$847,578	11.0%
SAME FACILITY:
	ACUTE (2)			BEHAVIORAL HEALTH (3)
	09/30/08	09/30/07	% change	09/30/08	09/30/07	% change
Hospitals owned and leased	21	21	0.0%	81	81	0.0%
Average licensed beds	5,287	5,292	-0.1%	7,409	7,191	3.0%
Patient days	874,718	869,887	0.6%	1,537,496	1,472,453	4.4%
Average daily census	3,192.4	3,186.4	0.2%	5,611.3	5,393.6	4.0%
Occupancy-licensed beds	60.4%	60.2%	0.3%	75.7%	75.0%	1.0%
Admissions	194,013	193,589	0.2%	96,574	89,136	8.3%
Length of stay	4.5	4.5	0.3%	15.9	16.5	-3.6%

(1)	Acute care hospitals located in New Orleans and discontinued operations are excluded in 2007 and 2008.
(2)	Acute care hospitals located in New Orleans, discontinued operations and Centennial Hills Hospital are excluded in current and prior years.
(3)	Casa de Lago, Central Florida, Summit Ridge Hospital and Shenandoah Valley are excluded in both current and prior years. Highlands Behavioral is included in both current and prior years from March 1st through year to date. Dover Behavioral is included in both current and prior years from May 1st through year to date. Foundations Behavioral is included in both current and prior years from July 1st through year to date. Cottonwood Treatment is included in both current and prior years from August 1st through year to date. Broad Horizons, Highlander RTC, Midwest Youth and Vista Group Homes are excluded in both current and prior years from July 1st through year to date.